UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025 (October 27, 2025)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On October 27, 2025, Educational Development Corporation (“EDC”, the “Company” or “Seller”) completed the sale and leaseback of the Company’s headquarters and distribution warehouse located at 5400-5402 South 122nd East Avenue, Tulsa, Oklahoma 74146 (the “Hilti Complex”) to 10Mark 10K Industrial, LLC, a Delaware limited liability company (“Buyer”).

The agreed upon sale price of the Hilti Complex per the executed Contract totaled $32,200,000. The proceeds from the sale were utilized to pay off the Term Loans and Revolving Loan outstanding in the Credit Agreement with the Company’s Bank. At closing, EDC assigned the existing third-party tenant leases to the Buyer and executed a separate Triple-Net Lease (the “Lease”) for its occupied space in the Hilti Complex.

The terms of the lease is 10 years, and the initial lease rate will be $8.00 per square foot, with 2.5% annual escalations. The Seller will also have two five-year renewal and extension options with 2.5% increases annually in the base rental rate of the preceding year. The Lease will also include triple-net terms, where the Seller and other tenants will be responsible for utilities, insurance, property taxes, and regular maintenance.

The foregoing descriptions are a summary of the material terms of the Contract and are not complete. These descriptions are qualified in all respects subject to the actual provisions of the sale Contract and Lease with the Buyer.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2025, Educational Development Corporation repaid in full all outstanding indebtedness and terminated all commitments and obligations under its Credit Agreement dated August 9, 2022 between the Company and BOKF, NA. The Company’s payment to BOKF, NA, including interest, was approximately $30.0 million, which satisfies all of the Company’s debt obligations with BOKF, NA. The Company did not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Amended and Restated Credit Agreement. In connection with the repayment of outstanding indebtedness, the Company was automatically and permanently released from all security interests, mortgages, liens and encumbrances under the Amended and Restated Credit Agreement with BOKF, NA. The material terms of the Amended and Restated Credit Agreement with BOKF, NA are described in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2025.

The foregoing summary of the Amended and Restated Credit Agreement with BOKF, NA is not complete and is qualified in all respects subject to the actual provisions by reference to the Amended and Restated Loan Agreement with BOKF, NA dated August 9, 2022, and First and Second Amendment dated December 22, 2022, and May 10, 2023 which were filed as Exhibits 10.16, 10.17 and 10.18, respectively, to the Company’s Form 10-K dated February 28, 2023; the Third Amendment dated August 9, 2023, which was filed as Exhibit 10.5 on the Company’s 10-Q dated August 31, 2023. The Fourth Amendment dated November 30, 2023, which was filed as Exhibits 10.6 to the Company’s Form 10-Q dated November 30, 2023; the Fifth Amendment dated June 13, 2024 which was filed as Exhibit 10.7 to the Company’s Form 10-Q dated August 31, 2024; and the Sixth Amendment dated October 7, 2024 which was filed as Exhibit 10.9 to the Company’s Form 10-Q dated November 30, 2024; and the Seventh Amendment dated January 13, 2025 which was filed as Exhibit 10.17 to the Company’s 10-K dated February 28, 2025; and the Eighth Amendment dated April 4, 2025 which was filed as Exhibit 10.18 to the Company’s 10-Q dated May 31, 2025; and the Ninth Amendment dated August 12, 2025 which was filed as Exhibit 10.19 to the Company’s 10-Q dated August 31, 2025 and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit Number	Description
10.01	Lease Agreement dated October 20, 2025
99.1	Press Release dated October 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Craig M. White
Craig M. White
President and Chief Executive Officer

Date:	October 28, 2025

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